Tennenbaum Capital Partners, LLC

August 22, 2007

Vitesse Semiconductor Corporation

741 Calle Plano

Camarillo, CA 93012

Attention: Shawn Hassel

Maxim Integrated Products, Inc.

120 San Gabriel Dr.

Sunnyvale, CA 94086

Attention: General Counsel

With copy to:

Baker & McKenzie LLP

660 Hansen Way

Palo Alto, CA 94304

Attention: Matthew R. Gemello

Ladies and Gentlemen:

Reference is made to the Fourth Amended and Restated Loan Agreement dated as of June 20, 2006 (as amended, the “Loan Agreement”), among Vitesse Semiconductor Corporation, a Delaware corporation (the “Company”), the other Borrowers identified therein (together with Company, the “Borrowers”), Special Value Expansion Fund, LLC and Special Value Opportunities Fund, LLC (collectively, the “Lenders”), and Obsidian, LLC, as agent and collateral agent (the “Agent”). All initially capitalized terms used in this letter without definition will have the respective meanings specified in the Loan Agreement.

Company separately has notified the Agent that it proposes (i) to sell and transfer to Maxim Integrated Products, Inc. (together, with its affiliates, “Maxim”) certain assets constituting Collateral pursuant to an asset purchase agreement in substantially the form attached as Exhibit A hereto (the “APA”), and (ii) to use $45,000,000 of the proceeds of the asset sale to prepay, pursuant to Section 2.7 of the Loan Agreement, a portion of the outstanding Loans (including without limitation, accrued and unpaid cash and PIK interest and the Make-Whole Amount with respect to the portion of the Loans to be prepaid) on the Closing Date (as defined in the APA).

In accordance with the terms of Section 13.4 of the Loan Agreement, the Agent, for and behalf of (and at the direction of) each of the Lenders, hereby consents to, and waives any Default or Event of Default that would otherwise occur as a result of, the execution and performance of the APA by Company and the sale of the assets contemplated thereby on and subject to the terms contained therein and in this letter.

The Borrowers hereby agree to pay, or cause to be paid, to the Lenders, in immediately available funds, an aggregate amount of $45,000,000 (the “Payout Amount”) on the Closing Date. The Agent and the Lenders hereby agree that, upon receipt by the Lenders of wire transfers of immediately available funds to Lenders in accordance with the Agent’s written wire instructions on the Closing Date, in an aggregate amount equal to the Payout Amount, then the security interests, liens, deeds to secure debt, mortgages or other charges or encumbrances of the Agent and the Lenders arising under any and all Loan Documents encumbering the Transferred Assets (as used herein, “Transferred Assets” shall have the meaning given thereto in the APA attached hereto as Exhibit A) will be, without further action, deemed automatically released, discharged and terminated, each without delivery of any instrument or performance of any act by any party. The Borrowers acknowledge and agree that the Payout Amount shall be allocated among the Lenders and between principal, accrued and unpaid interest (including PIK interest) and Make-Whole Amount by the Agent, and any such determination shall be binding upon the Borrowers absent manifest error. The Borrowers hereby further acknowledge and agree that, in the event the Obligations (including, for the avoidance of doubt, accrued and unpaid cash and PIK interest and the Make-Whole Amount on the entire principal amount of the Loans outstanding on such date) are not repaid in full on the Closing Date, the Agent and the Lenders are entitled to receive a consent fee in respect of this letter agreement and the transactions contemplated hereby (the “Consent Fee”) and to amend the Loan Agreement, each on substantially the terms set forth as Exhibit B. The definitive documentation for the Consent Fee shall be agreed between the Borrowers and the Agent in good faith as promptly as practicable after the execution hereof, and the parties agree to finalize such definitive documentation within 30 days of the date hereof; provided that in no event will the final agreement of such parties on the definitive documentation be deemed a condition to the agreement of the Lenders and the Agent set forth above with respect to the release of security interests and liens on the Transferred Assets. For the avoidance of doubt, neither the Consent Fee nor the Payout Amount shall be payable in the event there is no Closing (under and as defined in the APA).

Agent will execute and deliver, without representation or warranty, to or for Borrowers such additional documents and will provide such additional information as Borrowers may reasonably require to carry out the terms of this letter agreement. Each of the Borrowers will execute and deliver to or for Agent such additional documents and will provide such additional information as Agent may reasonably require to carry out the terms of this letter agreement.

Each of the Borrowers hereby represents and warrants to the Agent and the Lenders that: (a) the representations and warranties of the Borrowers set forth in the Loan Agreement and the other Loan Documents shall be true, correct and complete in all material respects as if made by the Borrowers on the Closing Date (it being understood that, unless the Loans are prepaid in full on the Closing Date, the Borrowers shall be permitted to deliver updated disclosure schedules on or before the Closing Date); (b) the Loan Agreement and the other Loan Documents to which any Borrower is a party are the valid and legally binding obligations of such Borrower, fully enforceable against such Borrower in accordance with their respective terms; (d) there exists no Default or Event of Default; (e) from and after the Closing Date, the payment and performance of the Obligations are, and shall continue to be, secured by the Collateral other than the Transferred Assets; and (f) from and after the Closing Date, the Collateral Agent, for the benefit of the Secured Parties, shall continue to have a perfected security interest in, and lien on, the Collateral (including the Proceeds (as defined in Article 9 of the Uniform Commercial Code as in effect on the date hereof in the State of New York) of the sale of the Transferred Assets) other than the Transferred Assets.

Except as expressly released hereby, all of the Liens granted to the Collateral Agent, for the benefit of the Secured Parties (as defined in the Security Agreement), under the Loan Documents (including the Proceeds (as defined in Article 9 of the Uniform Commercial Code as in effect on the date hereof in the State of New York) of the sale of the Released Assets) shall remain in full force and effect as collateral security for the payment and performance of the Obligations. Except as expressly provided herein, the terms and provisions of the Loan Agreement, the other Loan Documents and each of the documents executed and delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed by the Borrowers.

This letter agreement, together with the Loan Documents and each of the schedules and exhibits appended hereto and thereto, constitutes the entire agreement between the parties pertaining to the subject matter hereof and thereof, and merges all prior negotiations and drafts of the parties with regard to the transactions contemplated herein and therein.

This letter agreement will terminate and be null and void if the Closing Date has not occurred and the Payout Amount is not received, in each case on or before 2:00 pm (Pacific time), on November 20, 2007, unless the APA is terminated prior thereto in accordance with its terms, in which case this letter agreement will terminate concurrently therewith.

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This letter agreement may be executed by each party on a separate counterpart, including counterparts transmitted by facsimile or electronic transmission, each of which when so executed and delivered will be an original, but all of which, taken together, will constitute one agreement.

This letter agreement will be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,
OBSIDIAN, LLC,
as Agent for the Lenders
By: /s/ Hugh Steven Wilson
Name: Hugh Steven Wilson
Title: Authorized Person

Agreed to by the undersigned:

VITESSE SEMICONDUCTOR CORPORATION

By: /s/ Richard C. Yonker
Name: Richard C. Yonker
Title: CFO

VITESSE INTERNATIONAL, INC.

By: /s/ Richard C. Yonker
Name: Richard C. Yonker
Title: CFO

VITESSE MANUFACTURING & DEVELOPMENT CORPORATION

By: /s/ Richard C. Yonker
Name: Richard C. Yonker
Title: CFO

VITESSE SEMICONDUCTOR SALES CORPORATION

By: /s/ Richard C. Yonker
Name: Richard C. Yonker
Title: CFO

Acknowledged by the undersigned:

SPECIAL VALUE EXPANSION FUND, LLC, as a Lender
By: Tennenbaum Capital Partners, LLC
Its: Investment Manager

By: /s/ Hugh Steven Wilson
Name: Hugh Steven Wilson
Title: Managing Partner

SPECIAL VALUE OPPORTUNITIES FUND, LLC, as a Lender
By: Tennenbaum Capital Partners, LLC
Its: Investment Manager

By: /s/ Hugh Steven Wilson
Name: Hugh Steven Wilson
Title: Managing Partner

EXHIBIT A

Form of Asset Purchase Agreement

EXHIBIT B

Consent Fee and Amendment

•	The Lenders shall receive 2% warrant coverage with 7 year warrants (net exercisable in kind) at a $1.45 strike price.

•

The Loan Agreement will be modified to provide for a covenant whereby TTM revenue (measured quarterly) must be at least 60% of the Revenue Covenant Level, where the “Revenue Covenant Level” is non-SAS/SATA/EM revenue as measured for the trailing 12 months ended September 30, 2007.  The calculation will not be affected by subsequent changes in accounting treatment so long as the method for calculating the Revenue Covenant Level is the same as that used in calculating compliance levels each quarter.

•	The parties will work together in good faith towards the addition to the Loan Agreement to allow for limited use of assets in joint ventures.

•	The Company shall be entitled to monetize the Mellenox assets for use at the company.

•	The Loan Agreement shall be amended to prohibit the Borrowers from incurring Indebtedness or granting Liens under a New Revolver.